UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility Amendment

On December 1, 2025, in connection with the closing of the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares of the of FluentStream Corp., a Delaware corporation, by Ooma, Inc. (the “Company”), in accordance with the terms and conditions of the previously announced Stock Purchase Agreement, dated October 31, 2025, between the Company and FluentStream Holdings, LP, a Delaware limited partnership, the Company entered into an agreement to amend (the "Credit Agreement Amendment") the previously announced credit agreement (together with all amendments thereto, the "Credit Agreement") which the Company entered into on October 20, 2023, with Citizens Bank, N.A., as administrative agent, lender, sole lead arranger and sole book runner.

The Credit Agreement Amendment was entered into to fund the Acquisition, other acquisitions, working capital, and other general corporate purposes, by adding a term loan commitment in the amount of $65,000,000, of which $45,000,000 was borrowed by the Company on the closing date of the Credit Agreement Amendment (the “Amendment Closing Date”) as a term loan maturing on the fifth anniversary of the Amendment Closing Date (the “Maturity Date”) and the remaining $20,000,000 of which may, subject to the satisfaction of certain conditions precedent, be borrowed by the Company no later than 90 days after the Amendment Closing Date as an additional term loan maturing on the Maturity Date. Among other changes, the Credit Agreement Amendment will reduce the amount of the revolving credit facility under the Credit Agreement from $30,000,000 to $10,000,000, extend the maturity date of such revolving credit facility to the Maturity Date, and require the Company to maintain certain ratios with respect to its consolidated leverage and consolidated fixed charge coverage.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under the heading “Credit Facility Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Regulation FD Disclosure.

On December 1, 2025, the Company issued a press release announcing the completion of the Acquisition. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description

99.1	Press release dated December 1, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: December 1, 2025	By:	/s/ Shig Hamamatsu
Shig Hamamatsu
Chief Financial Officer